EXHIBIT 99.2

ABITIBIBOWATER RECEIVES COURT ORDERS IN THE UNITED STATES AND CANADA

--US$ ABWTQ (OTC) ABH (TSX)

MONTREAL, April 18, 2009 /PRNewswire-FirstCall via COMTEX/ -- AbitibiBowater Inc. ("AbitibiBowater" or the "Company") today announced that further to its press release issued on April 16, 2009, the U.S. Bankruptcy Court for the District of Delaware has granted the relief the Company requested in its "First Day Motions" filed in conjunction with its voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code. As well, AbitibiBowater and its Canadian subsidiaries have obtained an Order from the Quebec Superior Court in Canada for creditor protection pursuant to the Companies' Creditors Arrangement Act ("CCAA"). The Delaware and Quebec Courts issued a variety of orders on either a final or interim basis that will support business continuity for AbitibiBowater throughout the restructuring process.

The U.S. and Canadian orders include, among other things, authorization to (1) continue making payments relating to employees' current wages, salaries and benefit programs in the ordinary course; (2) ensure the continuation of the current cash management systems; (3) honor ongoing customer obligations; (4) enter into financing commitments for debtor-in-possession financing totaling approximately $200 million for certain of its Bowater subsidiaries; and (5) enter into an amendment providing for the continuation of an existing Abitibi-Consolidated subsidiary securitization program for its accounts receivable, in the approximate amount of $210 million. Under the terms of the Canadian Order, Ernst & Young Inc. will serve as the Court-appointed Monitor under the CCAA process and will assist the Company in formulating its restructuring plan.

As a result of these developments, AbitibiBowater's common shares have been removed from listing by the New York Stock Exchange. In addition, the Company has received a letter from the Toronto Stock Exchange to the effect that trading on its common shares and exchangeable shares had been suspended and would be delisted effective at the close of market on May 15, 2009. The Company is now trading on the Pink Sheets under symbol "ABWTQ". Shareholders may contact their financial institutions, brokers or financial advisors to obtain more details on trading alternatives including the Pink Sheets.

More information about AbitibiBowater's restructuring process can be found at www.abitibibowater.com or by calling toll-free 888-266-9280. International callers should dial 503-597-7698.

AbitibiBowater produces a wide range of newsprint, commercial printing papers, market pulp and wood products. It is the eighth largest publicly traded pulp and paper manufacturer in the world. AbitibiBowater owns or operates 23 pulp and paper facilities and 30 wood products facilities located in the United States, Canada, the United Kingdom and South Korea. Marketing its products in more than 90 countries, the Company is also among the world's largest recyclers of old newspapers and magazines, and has third-party certified 100% of its managed woodlands to sustainable forest management standards. AbitibiBowater's shares trade over-the-counter on the Pink Sheets under the stock symbol ABWTQ.

Forward-Looking Statements

Statements in this press release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about the long-term interest of the Company, business continuity and long-term viability, the protection of the value of the business, the proposed financing commitment, as well as the overall restructuring plans. Forward-looking statements may be identified by the use of forward-looking terminology such as the words "expect", "ensure", "believe", "will", and other terms with similar meaning indicating possible future events or potential impact on the business or other stakeholders of AbitibiBowater and its subsidiaries.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management's current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the ability to negotiate definitive agreements for the proposed financing arrangements, the ability to obtain additional financing, the ability to obtain court approval for the financing, the ability to continue to meet the needs of our customers, the ability to meet all current operating needs, including wages, benefits and other operating expenses, the ability to ensure business continuity, the ability to protect the value of the business, the ability to make the necessary changes to ensure the long-term viability and the condition of the U.S. credit and capital markets generally. Additional factors are detailed from time to time in AbitibiBowater's and Abitibi-Consolidated's filings with the Securities and Exchange Commission (SEC), including those factors contained in AbitibiBowater's Current Report on Form 8-K filed on February 9, 2009. All forward-looking statements in this news release are expressly qualified by information contained in AbitibiBowater's and Abitibi-Consolidated's filings with the SEC. AbitibiBowater disclaims any obligation to update or revise any forward-looking information except as required by law.

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